Exhibit (d)(7)
Execution Copy

PROSPER MARKETPLACE, INC.

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

May 15, 2014

PROSPER MARKETPLACE, INC.

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of May 15, 2014, by and among Prosper Marketplace, Inc., a Delaware corporation (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on Exhibit A hereto. Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS, certain of the Investors and the Company are parties to the Series C Preferred Stock Purchase Agreement dated as of May 1, 2014 (the “Purchase Agreement”), and certain of the Company’s and such Investors’ obligations under the Purchase Agreement are conditioned upon the execution and delivery by such Investors and the Company of this Agreement;

WHEREAS, certain of the Investors hold securities of the Company and possess certain rights with respect to such securities pursuant to that certain Amended and Restated Investors’ Rights Agreement, dated September 23, 2013, as amended (the “Prior Rights Agreement”); and

WHEREAS; the Investors who are parties to the Prior Rights Agreement desire to amend and restate the Prior Rights Agreement pursuant to Section 5.1 of that Prior Rights Agreement and to accept the rights and obligations created pursuant hereto in lieu of such previously granted rights and obligations;

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as set forth herein.

Section 1
Definitions

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)  “Affiliate” means, with respect to any specified party, any other party which, directly or indirectly, controls, is controlled by, or is under common control with such party, including without limitation any general partner, managing member, officer or director of such party or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such party.

(b) “Agilus Entities” means Agilus Ventures and each entity affiliated with or related to Agilus Ventures, and shall include, without limitation (and without implication that any of the following are in fact “Affiliates” of each other): FMR Corp.and its subsidiaries and Affiliates; Fidelity International Limited and its subsidiaries and Affiliates; Fidelity International Ventures Limited; Fidelity Investors Limited Partnership; Fidelity Investors II Limited Partnership; Fidelity Investors III Limited Partnership: Fidelity Ventures III Limited Partnership; Fidelity Ventures Principals I, LLC; Fidelity Ventures Principals III Limited Partnership; Fidelity Investors IV Limited Partnership; Fidelity Investors V Limited Partnership; Fidelity Investors VI Limited Partnership; Fidelity Ventures IV Limited Partnership; Fidelity Ventures Principals IV Limited Partnership; Fidelity Ventures IV-E Limited Partnership; Fidelity Ventures Principals IV-E Limited Partnership; FILP Capital Reserves Limited Partnership; Fidelity Greater China Ventures Fund Limited Partnership; Fidelity Ventures II. Limited Partnership; Fidelity Seaport Limited Partnership;; any other limited partnership owned or controlled by shareholders of FMR Corp.; Fidelity Foundation; Fidelity Non-Profit Management Foundation; and the Edward C. Johnson Fund; and “Agilus Entity” refers to any one of the Agilus Entities.

(c) “Agilus Ventures” means, collectively, Agilus Ventures IV Limited Partnership and Agilus Ventures Principals IV Limited Partnership.

(d) “BlackRock Entities” means Special Credit Opportunities (Offshore) Master, L.P., Special Credit Opportunities- Series A, Special Credit Opportunities- Series B, Special Credit Opportunities (Parallel) II, L.P., Special Credit Opportunities (Parallel) Master IV, L.P., and Facultas Fund, L.P..

(e) “Certificate of Incorporation” means that certain Amended and Restated Certificate of Incorporation of the Company, dated of even date herewith, as may be amended from time to time.

(f) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(g) “Common Stock” means the Common Stock of the Company.

(h) “Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Preferred Stock.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(j) “Holder” shall mean (i) any Investor who holds Registrable Securities, (ii) Stephenson Ventures to the extent it holds Registrable Securities, or (iii) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(k) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereto.

(l) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereto.

(m) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act in connection with which an Automatic Conversion Event (as defined in the Certificate of Incorporation) occurs.

(n) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities.

(o) “Investors” shall mean the persons and entities listed on Exhibit A hereto.

(p) “New Securities” shall have the meaning set forth in Section 4.1(a) hereto.

(q) “Preferred Stock” shall mean Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

(r) “Purchase Agreement” shall have the meaning set forth in the Recitals hereto.

(s) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, (ii) the 2,648 shares of Common Stock held by Stephenson Ventures pursuant to that certain Purchase Agreement by and between the Company and A. Emmet Stephenson, Jr., Inc., dated June 8, 2006, and related agreements, including the Irrevocable Stock Power and Agreement to be Bound, each dated June 8, 2006, and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement. For purposes of Section 2.8, the term “Registrable Securities” includes the Shares.

(t) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(u) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, (i) all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, (ii) blue sky fees and expenses, (iii) except as described in the definition of “Selling Expenses,” expenses of any regular or special audits incident to or required by any such registration, (iv) fees and disbursements of counsel for the Holders, and (v) the compensation of regular employees of the Company, all of which shall be paid in any event by the Company, but shall not include Selling Expenses.

(v) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.

(w) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(x) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(y) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(z) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses), and expenses in excess of $15,000 relating to any special audit required in connection with any registration under Section 2.1.

(aa) “Series A Preferred Stock” shall mean the shares of Series A Preferred Stock issued pursuant to that certain Series A Preferred Stock Purchase Agreement, dated as of January 15, 2013 (the “Series A Purchase Agreement”).

(bb) “Series A-1 Preferred Stock” shall mean the shares of Series A-1 Preferred Stock issued pursuant to the Series A Purchase Agreement.

(cc) “Series B Preferred Stock” shall mean the shares of Series B Preferred Stock issued pursuant to that certain Series B Preferred Stock Purchase Agreement, dated as of September 23, 2013.

(dd) “Series C Preferred Stock” shall mean the shares of Series C Preferred Stock issued pursuant to the Purchase Agreement.

(ee) “Shares” shall mean the issued and outstanding shares of Preferred Stock.

(ff) “Significant Holders” shall have the meaning set forth in Section 4.1 hereof.

(gg) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

Section 2
Registration Rights

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company shall:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) May 9, 2017, or (B) one year following the Initial Public Offering;

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, proposed to sell Registrable Securities and such other securities (if any) at an aggregate offering price, net of underwriters’ discounts and expenses, of less than $10.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the anticipated aggregate proceeds of the offering would be less than $10,000,000;

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) After the Company has initiated two such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(v) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of the Initial Public Offering; provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof.

(c) Deferral. If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders or, in the case of a filing pursuant to Section 2.3, not more than sixty (60) days after the receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner under this Section 2.1 and Section 2.3 more than once in any twelve month period.

(d) Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include securities of the Company being sold for the account of the Company.

(e) Underwriting. The right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in an underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion and (ii) second, to Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

2.2 Company Registration.

(a)  Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company shall:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) business days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below thirty percent (30%) of the total value of securities included in such registration, unless such offering is the Initial Public Offering and such registration does not include shares of any other selling stockholders (excluding shares registered for the account of the Company), in which event any or all of the Registrable Securities of the Holders may be excluded. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, and (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.2(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from the Initiating Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company shall take all such action with respect to such Registrable Securities as required by Sections 2.1(a)(i) and 2.1(a)(ii).

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Section 2.1(b)(i) or 2.1(b)(iii);

(ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $2,500,000; or

(c) If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(d) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(e) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Sections 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company, including the reasonable fees and disbursements of one counsel for the participating Holders selected by the Holders of a majority of the Registrable Securities to be registered; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 2.1 and 2.3. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company shall use its commercially reasonable efforts to:

(a) Keep such registration effective for a period ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 2.5(a) above;

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable in accordance with the Company’s fiscal year cycle, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

(h) Cause all such Registrable Securities registered pursuant hereunder to be listed on a national securities exchange or trading system and each securities exchange or trading system on which similar securities issued by the Company are then listed; and

(i) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6 Indemnification.

(a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company shall reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action as such expenses are incurred; provided that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder shall, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 2.6 only to the extent of any actual prejudice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Except for transfers permitted under Section 2.8(b), each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition (“Transfer”) of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, (y) (i) in the case of the Transfer of any Series A Preferred Stock, the Holder Transferring such shares shall either (A) Transfer, to the same person or entity receiving the Series A Preferred Stock, 1.05 shares of Series A-1 Preferred Stock for every share of Series A Preferred Stock being Transferred (rounded up to the nearest whole share of Series A-1 Preferred Stock) or (B) convert to Common Stock 1.05 shares of Series A-1 Preferred Stock for every share of Series A Preferred Stock being Transferred (rounded up to the nearest whole share of Series A-1 Preferred Stock) and (ii) in the case of the Transfer of any Series A-1 Preferred Stock, the Holder shall not Transfer any shares of Series A-1 Preferred Stock unless it is also Transferring, to the same person or entity receiving the Series A-1 Preferred Stock, that number of shares of Series A Preferred Stock that would require the Holder, pursuant to subsection (y)(i)(A), to Transfer the number of shares of Series A-1 Preferred Stock being Transferred and (z):

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and such Holder shall have furnished the Company, at its expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition shall not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto.

(b) Permitted transfers are (i) transfers not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of Holder that is a corporation or limited liability company, or (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, (iii) transfers in compliance with Rule 144, as long as the Company is furnished with satisfactory evidence of compliance with such Rule, and (iv) transfers to any affiliated partnership or investment entity (including without limitation any transfer from one Agilus Entity to any other Agilus Entity) or funds managed by them or any of their respective directors, officers or partners; provided, in each case, that the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition; provided further, that the transferee thereof has agreed in writing to be subject to the terms of the purchase agreement under which the Restricted Securities being transferred were originally issued and related agreements as if it were an Investor thereunder; and provided further, in each case ((i) through (iv)), that such transfer is made in accordance with the terms and conditions of Section 2.8(a)(y).

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK UP PERIOD IN THE EVENT OF AN INITIAL PUBLIC OFFERING, AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold pursuant to Rule 144 under the Securities Act.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Initial Public Offering (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10. Notwithstanding the foregoing, no Holder shall be bound by the market standoff provision of this Section 2.10, or be required to execute a market standoff agreement with said underwriters, unless:

(i) in the case of a market standoff under this Section 2.10, any waiver or termination of a restriction shall apply to all persons subject to similar agreements or provisions pro rata based on the amount of capital stock of the Company subject to such agreements held by such persons;

(ii) in the case of a market standoff agreement with said underwriters, such agreement shall provide that any waiver or termination of a restriction therein at the discretion of the Company or the underwriter shall apply to all persons subject to such agreements pro rata based on the amount of capital stock of the Company subject to such agreements held by such persons; and

(iii) all officers and directors of the Company and all holders of one percent (1%) or more of the outstanding capital stock of the Company enter into similar agreements.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to (a) a transferee or assignee of not less than 10,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), (b) a transferee or assignee that is a subsidiary, parent, or affiliate of a Holder, (c) a transferee or assignee of all Registrable Securities of the transferor or assignor, or (d) constituent partners of one or more Holders who agree to act through a single representative; provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof, the Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith, and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of at least a majority of the voting power of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, and (ii) three (3) years after the closing of the Initial Public Offering.

Section 3
Covenants of the Company

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. The Company shall furnish the following reports to each Significant Holder:

(i) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and a consolidated statement of income and cash flows of the Company and its subsidiaries, if any, for such year, and a comparison between (x) the amounts set forth in such financial statement and (y) the estimated amounts set forth in the annual budget for such fiscal year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, audited and certified by independent public accountants of nationally recognized standing selected by the Company.

(ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of each such quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments.

(b) Inspection. The Company shall permit each Significant Holder, at such Significant Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times during regular business hours as may be requested by the Significant Holder.

(c) Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Significant Holder or other Investor by reason of this Agreement shall have access to any trade secrets or classified information of the Company. The Company shall not be required to comply with any information rights of Section 3 in respect of any Significant Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally.

3.2 [Intentionally Omitted].

3.3 Banking Charter. Except as set forth below in this Section 3.3, the Company agrees that it shall not, without the prior written consent of Agilus Ventures, Accel Partners, Benchmark Capital, Meritech Capital Partners III L.P., Meritech Capital Affiliates III L.P., Duff Ackerman & Goodrich Ventures, Crosslink Capital, Draper Fisher Jurvetson Elected Funds, IDG-Accel China Growth Fund III, L.P., SC Prosper Holdings LLC, the BlackRock Entities and Francisco Partners III, L.P. (the “Venture Investors”) acquire ownership of a charter for a banking institution or otherwise directly or indirectly acquire control of any entity that is a banking institution or that directly or indirectly controls a banking institution. The Company further agrees that it shall notify the Venture Investors at least 120 days before (i) filing any application with any regulatory authority that could result in the Company or any affiliate obtaining or otherwise acquiring a banking charter or (ii) agreeing to acquire or acquiring control of a banking institution or any entity that directly or indirectly controls a banking institution, and the parties agree that they shall use their mutual best efforts to work together to modify the terms of the Venture Investors’ investment in the Company, on a mutually agreeable basis, so as to ensure that the Venture Investors are not deemed to directly or indirectly control a banking institution or an entity that controls a banking institution as a result of any such proposed transaction. For these purposes, a “banking institution” means any bank, savings association, trust company, industrial loan company, credit union, or any other entity having similar powers, whether chartered by the United States, any state within the United States, Puerto Rico, any territory or possession of the United States, or any country other than the United States. For these purposes, “control” has the meaning commonly ascribed to that term under any statute or regulation governing banking institutions or the control thereof, including without limitation, the Change in Bank Control Act and the Bank Holding Company Act of 1956, as amended. Notwithstanding the foregoing provisions of this Section 3.3, the Company may take any of the actions specified in the first sentence of this Section 3.3 if (i) the Company and the Venture Investors shall have obtained, at the Company’s expense, a determination of the relevant bank regulatory agencies that none of the Venture Investors control the Company for purposes of the applicable banking laws and regulations or (ii) the Company and the Venture Investors shall have obtained, at the Company’s expense, the opinion of Francisco Partners III, L.P.’s external counsel to the effect that none of the Venture Investors control the Company for purposes of the applicable banking laws and regulations, which opinion shall be reasonably satisfactory in form and substance to the Venture Investors and their respective counsel.

3.4 Other Covenants.

(a) The Company agrees that it shall use commercially reasonable efforts to maintain from financially sound and reputable insurers Directors and Officers insurance in an amount satisfactory to a majority of the members of the Company’s Board of Directors including at least one director who, pursuant to Article V, Section 5(d) of the Certificate of Incorporation, is elected by holders of Series A Preferred Stock, Series A-1 Preferred Stock or Series C Preferred Stock.

(b) Within three (3) months of the date of this Agreement, or as soon as practicable thereafter, the Company shall present to the Board of Directors an independent appraisal of the value of the Company’s Common Stock that meets the requirements of Section 401(a)(28)(C) of the Internal Revenue Code and the regulations thereunder.

(c) The Company shall obtain customary invention assignment, nondisclosure and nonsolicitation agreements from all employees and consultants, and shall diligently enforce all of its rights under such agreements.

3.5 Observer Rights. If and for so long as (a) SC Prosper Holdings LLC (along with any Affiliate thereof, collectively, “Sequoia”) holds at least 100,000 shares of Preferred Stock (as adjusted for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event with respect to such shares) or (b) Institutional Venture Partners XIV, L.P. (along with any Affiliate thereof, collectively, “IVP”) holds at least 100,000 shares of Preferred Stock (as adjusted for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event with respect to such shares), then Sequoia (if the condition set forth in subsection (a) is satisfied) and IVP (if the condition set forth in subsection (b) is satisfied) shall each be permitted to select a representative (a “Representative”). The Company shall invite each such Representative to attend, in a nonvoting capacity, all meetings of its Board of Directors, including executive sessions and all committees of its Board of Directors, and, in this respect, shall give to each such Representative copies of all notices, minutes, consents and other material that it provides to its Board of Directors; provided, however, that the Company reserves the right to exclude any Representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege or to protect trade secrets of the Company. Each Representative acknowledges that the information received by it pursuant to this Agreement may be confidential and for the Representative’s use only, and it shall not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than employees having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental authority. All notices provided to any Representative shall be sent to Sequoia’s or IVP’s address, as applicable, as provided to the Company.

3.6 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the closing of the Initial Public Offering.

Section 4
Right of First Refusal

4.1 Right of First Refusal to Significant Holders. The Company hereby grants to each Holder who owns at least 50,000 Shares of Series A Preferred Stock, 50,000 shares of Series B Preferred Stock or 50,000 Shares of Series C Preferred Stock (including Conversion Stock issued upon conversion of the Series A Preferred or the Series B Preferred, as applicable) (as adjusted for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event with respect to such shares) (the “Significant Holders”), the right of first refusal to purchase its pro rata share of New Securities (as defined in Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Significant Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Significant Holder immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by said Significant Holder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, held by all of the Significant Holders).

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i) shares of Common Stock and options, warrants or other rights to purchase Common Stock issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to restricted stock purchase agreements, stock option plans or similar arrangements approved by the Board of Directors of the Company;

(ii) shares of Common Stock issued upon the exercise or conversion of Options or Convertible Securities outstanding as of the date of the filing of the Certificate of Incorporation;

(iii) shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to Article V, Sections 4(e), 4(f) or 4(g) of the Certificate of Incorporation;

(iv) shares of Common Stock issued in an initial registered public offering under the Securities Act in which all Shares convert to Common Stock;

(v) shares of Common Stock issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors;

(vi) shares of Common Stock issued or issuable pursuant to a strategic transaction, other than for equity financing purposes, provided that such issuances are approved by the Board of Directors;

(vii) shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction other than for primarily equity financing purposes approved by the Board of Directors;

(viii) shares of Common Stock issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board of Directors;

(ix) shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors;

(x) shares of Common Stock issued or issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors;

(xi) shares of Common Stock issued upon conversion of shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock; and

(xii) shares of Series C Preferred Stock issued pursuant to the Purchase Agreement and shares of Common Stock issued upon conversion thereof.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have fifteen (15) days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities and to indicate whether such Holder desires to exercise its over-allotment option for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached hereto as Schedule 1, and stating therein the quantity of New Securities to be purchased.

(c) In the event the Holders fail to exercise fully the right of first refusal and over-allotment rights, if any, within said fifteen (15) day period (the “Election Period”), the Company shall have one-hundred twenty (120) days thereafter to sell that portion of the New Securities with respect to which the Significant Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Significant Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold within such one-hundred twenty (120) day period following the Election Period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in this Section 4.1.

(d) The right of first refusal granted under this Section 4.1 shall expire upon, and shall not be applicable to, the Initial Public Offering.

Section 5
Miscellaneous

5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding at least a majority of the voting power of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that if any amendment, waiver, discharge or termination operates in a manner that treats any Holder different from other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge or termination; provided, further, that without the prior written consent of each Significant Holder, Section 3.1(a) may not be amended; provided, further, that without the prior written consent of the Venture Investors, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated if the effect thereof would amend, waive, discharge or terminate the provisions of Section 3.3; provided, further, the provisions of Section 4.1 may be amended, waived, discharged or terminated only with the consent of the Holders of at least sixty percent (60%) of the outstanding shares of Preferred Stock held by the Significant Holders; and provided, further, that Section 3.5 may be amended, waived, discharged or terminated only with the consent of Sequoia (for so long as it and its Affiliates satisfy the condition set forth in Section 3.5(a)) and IVP (for so long as it and its Affiliates satisfy the condition set forth in Section 3.5(b)). Any such amendment, waiver, discharge or termination effected in accordance with this Section 5.1 shall be binding upon each Holder and each future holder of all such securities of Holder, and thereby may diminish or eliminate all rights of such Holder under this Agreement.

5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) if to an Investor, at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b) if to any Holder, at such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address of the last holder of such shares for which the Company has contact information in its records; or

(c) if to the Company, one copy should be sent to 101 Second Street, 15th Floor, San Francisco, CA 94105, facsimile (415) 362-7233, Attn: General Counsel, or at such other address as the Company shall have furnished to the Investors, with a copy to Bruce Deming, Covington & Burling LLP, One Front Street, San Francisco, California 94111, facsimile: (415) 955-6551, bdeming@cov.com.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, when directed to the electronic mail address set forth on the Schedule of Investors.

5.3 Aggregation. All shares of Preferred Stock of the Company held or acquired by affiliated entities or persons of an Investor (including but not limited to: (i) a constituent partner or a retired partner of an Investor that is a partnership; (ii) a parent, subsidiary or other affiliate of an Investor that is a corporation; (iii) an immediate family member living in the same household, a descendant, or a trust therefore, in the case of an Investor who is an individual; or (iv) a member of an Investor that is a limited liability company) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital stock.

5.4 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California, without regard to principles of conflicts of law that would result in the application of any law other than the internal laws of the State of California.

5.5 Successors and Assigns. Subject to Section 2.8 and 2.12, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in violation of the preceding sentence shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.6 Entire Agreement. This Agreement and the exhibits hereto amend and restate the Prior Rights Agreement in its entirety and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof by any warranties, representations or covenants except as specifically set forth herein.

5.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.8 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court shall replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.10 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.11 Telecopy Execution and Delivery. A facsimile, telecopy, electronic (including pdf) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile, electronic mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.12 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in the City and County of San Francisco in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

5.13 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.14 Termination Upon Change of Control. Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate upon the consummation of a Liquidation Event (as defined in the Certificate of Incorporation).

5.15 Conflict. In the event of any conflict between the terms of this Agreement and the Certificate of Incorporation or the Company’s Bylaws, the terms of the Certificate of Incorporation or the Company’s Bylaws, as the case may be, shall control.

5.16 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.17 Waiver of Preemptive Rights. The Investors that are parties to the Prior Rights Agreement hereby waive all preemptive rights, rights of first offer, rights of first refusal or similar rights or other limitations, whether set forth in the Prior Rights Agreement or in any other prior agreement, with respect to the issuance of shares of Series C Preferred Stock pursuant to the Purchase Agreement. The Prior Rights Agreement is hereby amended and restated in its entirety.

5.18 Investment Opportunity. The Company acknowledges that the Investors and their affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the “Company Industry Segment”). Accordingly, the Company and the Investors acknowledge and agree that a Covered Person shall:

(a) have no duty to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company Industry Segment or is otherwise competitive with the Company, and

(b) in connection with making investment decisions, to the fullest extent permitted by law, have no obligation of confidentiality or other duty to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into such Covered Person’s possession, whether as a director, investor or otherwise (the “Information Waiver”), provided that the Information Waiver shall not apply, and therefore such Covered Person shall be subject to such obligations and duties as would otherwise apply to such Covered Person under applicable law, if the information at issue (i) constitutes material non-public information concerning the Company, or (ii) is covered by a contractual obligation of confidentiality to which the Company is subject.

Notwithstanding anything in this Section 5.18 to the contrary, nothing herein shall be construed as a waiver of any Covered Person’s duty of loyalty or obligation of confidentiality with respect to the disclosure of confidential information of the Company.

For the purposes of this Section 5.18, “Covered Persons” shall have the meaning set forth in the Company’s Certificate of Incorporation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

PROSPER MARKETPLACE, INC. a Delaware corporation

By:	/s/ Aaron Vermut

Name:	Aaron Vermut

Title:	CEO

[Signature Page to Amended and Restated Investors’ Rights Agreement]

INVESTORS:

FRANCISCO PARTNERS III, L.P.
By: FRANCISCO PARTNERS GP III, L.P., its General Partner By: FRANCISCO PARTNERS GP III MANAGEMENT, LLC, its General Partner

By:	/s/ David Golob
Name:	David Golob
Title:	Partner

[Signature Page to Amended and Restated Investors’ Rights Agreement]

FRANCISCO PARTNERS PARALLEL FUND III, L.P.
By: FRANCISCO PARTNERS GP III, L.P., its General Partner By: FRANCISCO PARTNERS GP III MANAGEMENT, LLC, its General Partner

By:	/s/ David Golob
Name:	David Golob
Title:	Partner

[Signature Page to Amended and Restated Investors’ Rights Agreement]

Institutional Venture Partners XIV, L.P.

By: Institutional Venture Management XIV LLC
Its: General Partner

By:	/s/ Institutional Venture Partners XIV, L.P.
Managing Director

Address: 3000 Sand Hill Road
Building 2, Suite 250
Menlo Park, CA 94025

[Signature Page to Amended and Restated Investors’ Rights Agreement]

PHENOMEN VENTURES LP By: Phenomen Ventures Management Its: General Partner
/s/ Dmitry Falkovich
Dmitry Falkovich, Director

[Signature Page to Amended and Restated Investors’ Rights Agreement]

FS VENTURE CAPITAL LLC
By:	/s/ Raj Date
Name:	Raj Date
Title:	Managing Partner

[Signature Page to Amended and Restated Investors’ Rights Agreement]

SC Prosper Holdings LLC

By:	/s/ Patrick Grady
Name: Patrick Grady
Title: Member & Authorized Singatory

/s/ Stephan Vermut
STEPHAN VERMUT

/s/ Ron Suber
RON SUBER

/s/ Aaron Vermut
AARON VERMUT

Merlin Acorn LP

By:	/s/ Stephan Vermut
Name: Stephan Vermut
Title: General Partner

[Signature Page to Amended and Restated Investors’ Rights Agreement]

Draper Fisher Jurvetson Fund X, L.P.

By:	/s/ John Fisher
Name: John Fisher
Title: Managing Director
Date:

Draper Fisher Jurvetson Partners X, LLC

By:	/s/ John Fisher
Name: John Fisher
Title: Managing Member
Date:

Draper Associates Riskmasters Fund, LLC

By:	/s/ Timothy C. Draper
Name: Timothy C. Draper
Title: Managing Member
Date:

Address: 2882 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Telephone: (650) 233-9000
Fax: (650) 233-9233

[Signature Page to Amended and Restated Investors’ Rights Agreement]

Draper Associates Riskmasters Fund III, LLC

By:	/s/ Timothy C. Draper
Name: Timothy C. Draper
Title: Managing Member
Date:

Address: 2882 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Telephone: (650) 233-9000
Fax: (650) 233-9233

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IDG-ACCEL CHINA GROWTH FUND III L.P.
By: IDG-Accel China Growth Fund III Associates L.P., its General Partner By: IDG-Accel China Growth Fund GP III Associates Ltd., its General Partner

By:	/s/ IDG-Accel China Growth Fund III L.P.
Name:
Title:	Authorized Signatory

IDG-ACCEL CHINA III INVESTORS L.P.
By: IDG-Accel China Growth Fund GP III Associates Ltd., its General Partner

By:	/s/ IDG-Accel China III Investors L.P.
Name:
Title:	Authorized Signatory

[Signature Page to Amended and Restated Investors’ Rights Agreement]

CROSSLINK VENTURES VI, L.P. By: Crosslink Ventures VI Holdings, L.L.C., its General Partner
By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory

Date:	April 29, 2014

CROSSLINK VENTURES VI-B, L.P. By: Crosslink Ventures VI Holdings, L.L.C., its General Partner
By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory

Date:	April 29, 2014

OFFSHORE CROSSLINK VENTURES VI UNIT TRUST By: Crosslink Ventures VI Holdings, L.L.C., Investment Manager
By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory

Date:	April 29, 2014

[Signature Page to Amended and Restated Investors’ Rights Agreement]

CROSSLINK BAYVIEW VI, L.L.C.
By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory
Date:	April 29, 2014

CROSSLINK CROSSOVER FUND VI, L.P. By: Crossover Fund VI Management, L.L.C., Its General Partner
By:	/s/ Mihaly Szigeti

Date:	April 29, 2014

[Signature Page to Amended and Restated Investors’ Rights Agreement]

BENCHMARK CAPITAL PARTNERS V, L.P.
as nominee for
Benchmark Capital Partners V, L.P.
Benchmark Founders’ Fund V, L.P.
Benchmark Founders’ Fund V-A, L.P
Benchmark Founders’ Fund V-B, L.P.
and related individuals

By: Benchmark Capital Management Co. V, L.L.C.
its general partner

By:	/s/ Benchmark Capital Partners V, L.P.
Managing Member

Date:	April 30, 2014

[Signature Page to Amended and Restated Investors’ Rights Agreement]

QED FUND I, L.P.
By:	/s/ Nigel Morris
Name: Nigel Morris Title: Managing Partner Date:
Address:	311 Cameron Street Alexandria, VA 22314

[Signature Page to Amended and Restated Investors’ Rights Agreement]

MERITECH CAPITAL PARTNERS III L.P. By: Meritech Capital Associates III L.L.C. its General Partner By: Meritech Management Associates III L.L.C. a managing member
By:	/s/ Paul S. Madera
Paul S. Madera, a managing director
Date:	April 29, 2014

MERITECH CAPITAL AFFILIATES III L.P. By: Meritech Capital Associates III L.L.C. its General Partner By: Meritech Management Associates III L.L.C. a managing member
By:	/s/ Paul S. Madera
Paul S. Madera, a managing director
Date:	April 29, 2014

[Signature Page to Amended and Restated Investors’ Rights Agreement]

DAG VENTURES III-QP, L.P.
By: DAG Ventures Management III, LLC, its General Partner

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

DAG VENTURES III, L.P.
By: DAG Ventures Management III, LLC, its General Partner

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

DAG VENTURES GP FUND III, LLC
By: DAG Ventures Management III, LLC, its Managing Member

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

DAG VENTURES I-N, LLC
By: DAG Ventures Management, LLC, its Managing Member

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

DAG VENTURES III-O, LLC
By: DAG Ventures Management III, LLC, its Managing Member

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

DAG VENTURES III-Q, LLC
By: DAG Ventures Management III, LLC, its Managing Member

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

Accel IX L.P. By: Accel IX Associates L.L.C. Its General Partner
By:	/s/ Accel IX L.P.
Attorney in Fact
Date:

Accel IX Strategic Partners L.P. By: Accel IX Associates L.L.C. Its General Partner
By:	/s/ Accel IX Strategic Partners L.P.
Attorney in Fact
Date:

Accel Investors 2005 L.L.C.
By:	/s/ Accel Investors 2005 L.L.C.
Attorney in Fact
Date:

James W. Breyer 2005 Trust Dated 3/22/2005

By:	/s/ James W. Breyer 2005 Trust Dated 3/22/2005

Name:

Title:

Date:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

Agilus Ventures IV, Limited Partnership
By:	Agilus Ventures Advisors IV Limited Partnership
its General Partner
By:	Northern Neck Investors LLC its General Partner
By:	Volition Capital LLC, under power of attorney

By:	/s/ Larry Cheng
Name: Larry Cheng
Title: Managing Partner
Date: May 1, 2014

Agilus Ventures Principals IV, Limited Partnership
By:	Agilus Ventures Advisors IV Limited Partnership
its General Partner
By:	Northern Neck Investors LLC its General Partner
By:	Volition Capital LLC, under power of attorney

By:	/s/ Larry Cheng
Name: Larry Cheng
Title: Managing Partner
Date: May 1, 2014

[Signature Page to Amended and Restated Investors’ Rights Agreement]

Omidyar Network Fund LLC
By:	/s/ Bill Barmeier

Name:	Bill Barmeier

Title:	Head of Investments

Date:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

TOMORROWVENTURES 2010 FUND, LLC By: Tomorrow Ventures, LLC, Its: Manager
By:	/s/ Gary B. Coursey, Jr.
Name: Gary B. Coursey, Jr. Title: Managing Member Address: 555 Bryant St., #555, Palo Alto, CA. 94301

Date:	April 30, 2014

[Signature Page to Amended and Restated Investors’ Rights Agreement]

ATLANTICUS HOLDINGS CORPORATION
By:	/s/ Jeff Howard
Name: Jeff Howard
Title: President
Date: April 30, 2014

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

ERIC & ERICA SCHWARTZ INVESTMENTS LLC
By:	/s/ Eric Schwartz

Name:	Eric Schwartz

Title:	Investment Manager

[Signature Page to Amended and Restated Investors’ Rights Agreement]

Milestone Investments LP
By:	/s/ John R. Flynn
Name: John R. Flynn
Title: COO of Wicklow Capital, Inc.
Date: April 30, 2014

[Signature Page to Amended and Restated Investors’ Rights Agreement]

SPECIAL CREDIT OPPORTUNITIES (OFFSHORE) MASTER, L.P.
By:	Special Credit Opportunities (GenPar), LLC, its general partner
By:	/s/ Sacha Bacro
Name: Sacha Bacro
Title: Managing Director

SPECIAL CREDIT OPPORTUNITIES - SERIES A, a series of Special Credit Opportunities, L.P.
By:	Special Credit Opportunities (GenPar), LLC, its general partner
By:	BlackRock Financial Management, Inc., its sole member
By:	/s/ Sacha Bacro
Name: Sacha Bacro
Title: Managing Director

SPECIAL CREDIT OPPORTUNITIES - SERIES B, a series of Special Credit Opportunities, L.P.
By:	Special Credit Opportunities (GenPar), LLC, its general partner
By:	BlackRock Financial Management, Inc., its sole member
By:	/s/ Sacha Bacro
Name: Sacha Bacro
Title: Managing Director

SPECIAL CREDIT OPPORTUNITIES (PARALLEL) II, L.P.
By:	Special Credit Opportunities (Parallel) (GenPar) II, LLC, its general partner
By:	/s/ Sacha Bacro
Name: Sacha Bacro
Title: Managing Director

[Signature Page to Amended and Restated Investors’ Rights Agreement]

SPECIAL CREDIT OPPORTUNITIES (PARALLEL) MASTER IV, L.P.
By:	Special Credit Opportunities (Parallel) (GenPar) IV, LLC, its general partner
By:	/s/ Sacha Bacro
Name: Sacha Bacro
Title: Managing Director

FACULTAS FUND, L.P.,
By:	Facultas Fund (GenPar), LLC, its general partner
By:	/s/ Nugzari Jakobishvili
Name: Nugzari Jakobishvili
Title: Managing Director

[Signature Page to Amended and Restated Investors’ Rights Agreement]

GLC GOF Onshore Holdings LLC

By:
Name:
Title:

Garrison Capital Equity Holdings II LLC
By:
Name:
Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

EXHIBIT A

INVESTORS

Francisco Partners III, L.P.

Francisco Partners Parallel Fund III, L.P.

Institutional Venture Partners XIV, L.P.

Phenomen Ventures LP

FS Venture Capital LLC

SC Prosper Holdings LLC

Merlin Acorn LP

Aaron Vermut
Ron Suber

IDG-ACCEL CHINA GROWTH FUND III L.P.
IDG-ACCEL CHINA III INVESTORS L.P.

DRAPER FISHER JURVETSON FUND X, L.P.
DRAPER FISHER JURVETSON PARTNERS X, LLC
DRAPER ASSOCIATES RISKMASTERS FUND, LLC
DRAPER ASSOCIATES RISKMASTERS FUND III, LLC

CROSSLINK VENTURES VI, L.P.
CROSSLINK VENTURES VI-B, L.P.
OFFSHORE CROSSLINK VENTURES VI UNIT TRUST
CROSSLINK BAYVIEW VI, L.L.C.
CROSSLINK CROSSOVER FUND VI, L.P.

TomorrowVentures 2010 Fund, LLC

Atlanticus Holdings Corporation

QED Fund I, L.P.

Meritech Capital Partners III L.P.

Meritech Capital Affiliates III L.P.

DAG Ventures III - QP, L.P.
DAG Ventures III, L.P.
DAG Ventures GP Fund III, LLC
DAG Ventures I-N, LLC

DAG Ventures III-O, LLC
DAG Ventures III-Q, LLC

BENCHMARK CAPITAL PARTNERS V, L.P.
as nominee for
Benchmark Capital Partners V, L.P.
Benchmark Founders’ Fund V, L.P.
Benchmark Founders’ Fund V-A, L.P.
Benchmark Founders’ Fund V-B, L.P.
and related individuals

Accel IX L.P.
Accel IX Strategic Partners L.P.
Accel Investors 2005 L.L.C.
James W. Breyer 2005 Trust Dated 3/22/2005

WS Investment Company, LLC (2005A)

The Board of Trustees of the Leland Stanford Junior University

Agilus Ventures IV Limited Partnership
Agilus Ventures Principals IV Limited Partnership
Omidyar Network Fund LLC
Edward Giedgowd
Ken Kurson
Christian A. Larsen
John-Paul P. Whelan

Milestone Investments LP

Eric and Erica Schwartz Investments LLC

SPECIAL CREDIT OPPORTUNITIES (PARALLEL) II, L.P.
SPECIAL CREDIT OPPORTUNITIES - SERIES A
SPECIAL CREDIT OPPORTUNITIES, L.P. - SERIES B
SPECIAL CREDIT OPPORTUNITIES (OFFSHORE) MASTER, L.P.

SPECIAL CREDIT OPPORTUNITIES (PARALLEL) MASTER IV, L.P.

FACULTAS FUND, L.P.

GLC GOF Onshore Holdings LLC
Garrison Capital Equity Holdings II LLC

SCHEDULE 1

NOTICE AND WAIVER/ELECTION OF
RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Amended and Restated Investors Rights Agreement dated as of May 15, 2014 (the “Agreement”):

1.	Waiver of 15 Days’ Notice Period in Which to Exercise Right of First Offer: (please check only one)

☐	WAIVE in full, on behalf of all Holders, the 15-day notice period provided to exercise my right of first refusal granted under the Agreement.

☐	DO NOT WAIVE the notice period described above.

2. Issuance and Sale of New Securities: (please check only one)

☐	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

☐	ELECT TO PARTICIPATE in $__________ [PLEASE PROVIDE AMOUNT] in New Securities proposed to be issued by PROSPER

☐	MARKETPLACE, INC., representing less than my pro rata portion of the aggregate of $[__________] in New Securities being offered in the financing.

☐
ELECT TO PARTICIPATE in $__________ in New Securities proposed to be issued by PROSPER MARKETPLACE, INC., representing my full pro rata portion of the aggregate of $[__________] in New Securities being offered in the financing.

☐
ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $[__________] in New Securities being made available in the financing and, to the extent available, the greater of (x) an additional $__________ [PLEASE PROVIDE AMOUNT] or (y) my pro rata portion of any remaining investment amount available in the event other Significant Holders do not exercise their full rights of first refusal with respect to the $[__________] in New Securities being offered in the financing.

Date:	____________________, 20__

Signature of Stockholder or
Authorized Signatory

Title, if applicable

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. Prosper Marketplace, Inc. will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.